Exhibit 99.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

ARAMARK Corporation:

We consent to the use of our report dated December 15, 2009, with respect to the consolidated balance sheets of ARAMARK Corporation and subsidiaries as of October 2, 2009 and October 3, 2008 (Successor Periods), and the related consolidated statements of operations, cash flows and shareholders’ equity for the fiscal years ended October 2, 2009 and October 3, 2008 (Successor Periods), the period from January 27, 2007 through September 28, 2007 (Successor Period), and the period from September 30, 2006 through January 26, 2007 (Predecessor Period), and the related financial statement schedule included in the prospectus supplement on Form 424(b)(3) dated December 18, 2009 (Prospectus Supplement) and in the registration statement on Form S-1 (No. 333-144884) that includes the Prospectus Supplement.

Our audit report on the consolidated financial statements notes that the Company was acquired through a merger transaction with RMK Acquisition Corporation in a business combination accounted for as a purchase during 2007. As a result of the acquisition, the consolidated financial information for periods after the acquisition is presented on a different cost basis than that for the periods before the acquisition and, therefore, is not comparable. Also, our report refers to accounting method changes for defined benefit plans and uncertainty in income taxes.

/s/    KPMG LLP

Philadelphia, Pennsylvania

December 15, 2009